Exhibit 99.1

Vivid Seats Reports Second Quarter 2026 Results

CHICAGO, IL – August 4, 2026 – Vivid Seats Inc. (Nasdaq: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the second quarter ended June 30, 2026.

“We are encouraged by the progress we’ve made through the first half of the year. Our second quarter results exceeded expectations as we delivered sequential growth driven by the extraordinary demand created by the FIFA World Cup,” said Lawrence Fey, Chief Executive Officer of Vivid Seats. “We continue to successfully execute against our strategic objectives. With leading technology, a compelling value proposition, differentiated data, and a relentless focus on operational excellence, we remain confident in our ability to drive long-term shareholder value.”

Second Quarter 2026 Key Financial Highlights

•
Marketplace GOV of $659.4 million
•
Revenues of $129.9 million
•
Net loss of $14.3 million
•
Adjusted EBITDA of $12.6 million

Key Business Metrics & Non-U.S. GAAP Financial Measure

We use the following key business metrics and non-U.S. GAAP financial measure to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. We believe this information is useful to investors and others in understanding and evaluating our results of operations in the same manner as management.

The following table summarizes our key business metrics and non-U.S. GAAP financial measure for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Marketplace GOV(1)	$659,359	$685,488	$1,271,725	$1,505,847
Marketplace orders(2)	1,825	2,173	3,541	4,469
Resale orders(3)	84	97	166	202
Adjusted EBITDA(4)	$12,592	$14,356	$22,078	$36,077
(1)
Marketplace Gross Order Value (“Marketplace GOV”) represents the total transactional amount of Marketplace orders processed on our online platform during a period, inclusive of fees, exclusive of taxes, and net of event cancellations. During the three and six months ended June 30, 2026, event cancellations negatively impacted Marketplace GOV by $16.4 million and $25.4 million, respectively, compared to $20.3 million and $35.8 million during the three and six months ended June 30, 2025, respectively.
(2)
Marketplace orders represent the total volume of Marketplace segment transactions processed on our online platform during a period, net of event cancellations. During the three and six months ended June 30, 2026, our Marketplace segment experienced 30,767 and 60,201 event cancellations, respectively, compared to 47,845 and 90,198 event cancellations during the three and six months ended June 30, 2025, respectively.
(3)
Resale orders represent the total volume of Resale segment transactions processed on a given platform (including our own) during a period, net of event cancellations. During the three and six months ended June 30, 2026, our Resale segment experienced 605 and 1,072 event cancellations, respectively, compared to 1,276 and 2,161 event cancellations during the three and six months ended June 30, 2025, respectively.
(4)
Adjusted EBITDA is a financial measure not defined under accounting principles generally accepted in the United States of America (“U.S. GAAP”). See “Adjusted EBITDA” below for more information, including a reconciliation of adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure.

2026 Financial Outlook

For the year ending December 31, 2026, we now anticipate:

•
Marketplace GOV in the range of $2.3 billion to $2.6 billion (previously $2.2 billion to $2.6 billion)
•
Adjusted EBITDA in the range of $34.0 million to $40.0 million (previously $30.0 million to $40.0 million)*

* We calculate forward-looking adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net loss, the most directly comparable U.S. GAAP financial measure. We do not attempt to provide a reconciliation of forward-looking adjusted EBITDA to forward-looking net loss because the timing and/or probable significance of certain excluded items that have not yet occurred and are outside of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future U.S. GAAP financial results.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the second quarter 2026 financial results, business updates, and financial outlook. Participants may access the webcast and supplemental earnings presentation by visting investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats (Nasdaq: SEAT) is a leading online ticket marketplace connecting fans to the live events, artists, and teams they love. Vivid Seats is committed to delivering the most rewarding ticket-buying experience for fans through competitive everyday pricing backed by its Lowest Price Guarantee, an industry-leading rewards program, and award-winning customer service. The Chicago-based company offers one of the widest selections of live events across North America, powered by proprietary technology that makes discovering and buying tickets simple, affordable, and reliable. Learn more by downloading the Vivid Seats app or visiting vividseats.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will,” and “would,” as well as similar expressions that predict or indicate future events or do not relate to historical matters, are intended to identify such forward-looking statements. Such forward-looking statements may relate to, without limitation: our business strategy and objectives; our future operating results and financial performance, including our expectations with respect to our fiscal year 2026 Marketplace GOV and adjusted EBITDA; and our expectations with respect to live event industry growth, the supply of and demand for live events, and our competitive positioning. Forward-looking statements are not guarantees of future performance, conditions, or results, and are subject to risks and uncertainties that can be difficult to predict and/or outside of our control. Therefore, actual results may differ materially from those contemplated by any such forward-looking statements. Such risks and uncertainties include, but are not limited to: the supply of and demand for live events; the impact of adverse economic conditions and other factors affecting discretionary consumer and corporate spending; our ability to develop and maintain relationships with ticket buyers, sellers, and partners; the impact of changes to internet search engine algorithms and mobile app marketplace rules; the impact of artificial intelligence on how consumers search for live event tickets; our ability to attract ticket sellers and buyers to our platform in the increasingly competitive ticketing industry; our ability to continue to maintain and improve our platform; the impact of extraordinary events, including disease epidemics; our ability to identify suitable acquisition targets and to complete and realize the expected benefits of acquisitions and other strategic investments; our ability to attract, hire, motivate, and retain our senior management team and other highly skilled personnel; our ability to comply with applicable laws and regulations; the ability of ticket holders to sell their tickets on the secondary market unencumbered; the impact of unfavorable outcomes in legislation and legal proceedings; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess, and manage relevant cybersecurity risks; our ability to generate sufficient cash flows and/or obtain additional financing when necessary or desirable; and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in our press releases and other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to update or revise any such forward-looking statements, which speak only as of the date of this press release.

Contact:

Investors

investors@vividseats.com

Media

press@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data) (Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$136,676	$102,702
Restricted cash	904	604
Accounts receivable – net	45,036	30,664
Inventory – net	26,925	18,166
Prepaid expenses and other current assets	39,191	26,336
Total current assets	248,732	178,472
Property and equipment – net	11,268	12,373
Right-of-use assets – net	9,769	10,515
Intangible assets – net	124,168	141,528
Goodwill – net	283,468	283,915
Deferred tax assets – net	1,296	1,123
Investments	5,465	5,365
Other assets	4,639	3,575
Total assets	$688,805	$636,866
Liabilities and shareholders' deficit
Current liabilities:
Accounts payable	$230,849	$153,418
Accrued expenses and other current liabilities	126,476	125,957
Deferred revenue	17,331	19,973
Current maturities of long-term debt	3,930	3,930
Total current liabilities	378,586	303,278
Long-term debt – net	381,836	383,431
Long-term lease liabilities	15,260	16,452
Other liabilities	18,202	18,834
Total liabilities	793,884	721,995
Commitments and contingencies
Shareholders' deficit:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 12,190,860 and 11,712,157 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	23	23
Additional paid-in capital	1,376,687	1,368,067
Treasury stock, at cost, 949,665 shares at June 30, 2026 and December 31, 2025	(93,920)	(93,920)
Accumulated deficit	(1,388,424)	(1,359,472)
Accumulated other comprehensive income	555	173
Total shareholders' deficit	(105,079)	(85,129)
Total liabilities and shareholders' deficit	$688,805	$636,866

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$129,861	$143,566	$255,644	$307,589
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	38,642	42,429	77,837	86,954
Marketing and selling	52,753	53,800	102,704	117,912
General and administrative	32,589	46,272	65,706	94,354
Depreciation and amortization	12,318	12,341	24,626	23,966
Impairment charges	—	320,449	—	320,449
Total costs and expenses	136,302	475,291	270,873	643,635
Loss from operations	(6,441)	(331,725)	(15,229)	(336,046)
Interest expense – net	6,055	5,634	11,986	11,299
Other expense (income) – net	945	(150,197)	2,015	(154,351)
Loss on extinguishment of debt	—	—	—	801
Loss before income taxes	(13,441)	(187,162)	(29,230)	(193,795)
Income tax expense (benefit)	880	76,165	(278)	79,320
Net loss	(14,321)	(263,327)	(28,952)	(273,115)
Net loss attributable to redeemable noncontrolling interests	—	(123,652)	—	(127,498)
Net loss attributable to Class A common stockholders	$(14,321)	$(139,675)	$(28,952)	$(145,617)

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(28,952)	$(273,115)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,626	23,966
Amortization of leases	721	720
Amortization of deferred financing costs	474	485
Equity-based compensation	9,085	22,403
Loss on asset disposals	86	196
Change in fair value of derivative asset	338	573
Deferred income tax expense (benefit)	(403)	76,707
Non-cash interest expense – net	269	334
Foreign currency loss (gain) – net	1,469	(3,574)
Change in fair value of Intermediate Warrants	—	(4,849)
Loss on extinguishment of debt	—	801
Adjustment of liabilities under TRA	—	(149,172)
Impairment charges	—	320,449
Write-off of Sponsorship Loan	—	2,024
Changes in operating assets and liabilities:
Accounts receivable – net	(14,520)	(906)
Inventory – net	(8,764)	(13,018)
Prepaid expenses and other current assets	(12,869)	3,613
Accounts payable	77,670	(29,394)
Accrued expenses and other current liabilities	(243)	(28,104)
Deferred revenue	(2,643)	(3,826)
Long-term lease liabilities	(1,183)	(1,085)
Other assets and liabilities – net	47	864
Net cash provided by (used in) operating activities	45,208	(53,908)
Cash flows from investing activities
Purchases of property and equipment	(23)	(2,043)
Purchases of personal seat licenses	(625)	(960)
Investments in developed technology	(5,993)	(8,341)
Purchases of seat images	(287)	(321)
Net cash used in investing activities	(6,928)	(11,665)
Cash flows from financing activities
Payments of taxes related to net settlement of equity incentive awards	(686)	(1,742)
Payments of 2025 First Lien Loan	(1,965)	(983)
Payments toward Acquired Domain Name Obligation	(1,000)	(1,000)
Payment of deferred financing costs and other debt-related expenses	—	(162)
Tax distributions to redeemable noncontrolling interests	—	(1,689)
Repurchases of Class A common stock	—	(15,862)
Payment of liabilities under TRA	—	(4,005)
Payments of 2024 First Lien Loan	—	(76,986)
Proceeds from 2025 First Lien Loan	—	76,986
Net cash used in financing activities	(3,651)	(25,443)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(355)	354
Net increase (decrease) in cash, cash equivalents, and restricted cash	34,274	(90,662)
Cash, cash equivalents, and restricted cash – beginning of period	103,306	244,648
Cash, cash equivalents, and restricted cash – end of period	$137,580	$153,986

Supplemental disclosures of cash flow information
Cash paid for interest	$12,086	$14,883
Cash paid for income taxes, net of income tax refunds received	$268	$1,953

Adjusted EBITDA

Adjusted EBITDA is a non-U.S. GAAP financial measure that is used by investors and others to evaluate companies in our industry. Adjusted EBITDA is also used by management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

We believe adjusted EBITDA is useful for understanding, evaluating, and highlighting trends in our operating results and for making period-to-period comparisons of our business performance because it excludes the impact of items that are outside of our control and/or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with U.S. GAAP and specifically excludes certain recurring costs such as: income tax expense (benefit); interest expense – net; depreciation and amortization; sales tax liabilities; transaction costs; equity-based compensation; litigation, settlements, and related costs; loss on asset disposals; change in fair value of derivative asset; foreign currency loss (gain) – net; severance compensation; change in fair value of warrants; loss on extinguishment of debt; adjustment of liabilities under our former Tax Receivable Agreement (“TRA”) entered into with the existing unitholders of Hoya Intermediate, LLC; and impairment charges. In addition, other companies may calculate adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the U.S. GAAP amounts that are excluded from our presentation of adjusted EBITDA.

The following table presents a reconciliation of adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure, for the three and six months ended June 30, 2026 and 2025 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(14,321)	$(263,327)	$(28,952)	$(273,115)
Adjustments to reconcile net loss to adjusted EBITDA:
Income tax expense (benefit)	880	76,165	(278)	79,320
Interest expense – net	6,055	5,634	11,986	11,299
Depreciation and amortization	12,318	12,341	24,626	23,966
Sales tax liability(1)	204	431	441	(1,360)
Transaction costs(2)	138	2,172	930	7,881
Equity-based compensation(3)	4,671	11,652	9,085	22,403
Litigation, settlements, and related costs(4)	1,687	352	1,836	705
Loss on asset disposals(5)	27	149	86	196
Change in fair value of derivative asset(6)	142	223	338	573
Foreign currency loss (gain) – net(7)	779	(1,533)	1,735	(3,574)
Severance compensation(8)	12	554	245	554
Change in fair value of Intermediate Warrants(9)	—	(1,734)	—	(4,849)
Loss on extinguishment of debt(10)	—	—	—	801
Adjustment of liabilities under TRA(11)	—	(149,172)	—	(149,172)
Impairment charges(12)	—	320,449	—	320,449
Adjusted EBITDA	$12,592	$14,356	$22,078	$36,077
(1)
During the three and six months ended June 30, 2026 and 2025, we accrued for additional uncollected indirect tax liabilities in jurisdictions where we believed it was probable we should remit payment to U.S. and foreign governmental tax authorities before all required amounts are collected from the customer. We also received abatements and recognized other reductions to the balance of the liability related to uncollected indirect taxes (including sales taxes).
(2)
Consists of legal, accounting, tax, and other professional fees, integration costs, and other transaction-related expenses, none of which are considered indicative of our core operating performance. Costs in the three and six months ended June 30, 2026 primarily related to various strategic transactions and investments. Costs in three and six months ended June 30, 2025 primarily related to potential strategic transactions that were explored during the period, the February 2025 refinancing of our first lien term loan, repurchases of Class A common stock, and various strategic transactions and investments.
(3)
Relates to equity incentive awards granted to our employees, directors, and consultants pursuant to our 2021 Incentive Award Plan and shares of Class A common stock purchased by our employees pursuant to our 2021 Employee Stock Purchase Plan, neither of which are considered indicative of our core operating performance.
(4)
Relates to external legal costs, settlement costs, and insurance recoveries related to certain non-ordinary course legal and regulatory matters that are not considered indicative of our core operating performance.

(5)
Relates to disposals of fixed assets, which are not considered indicative of our core operating performance.
(6)
Relates to the revaluation of derivatives recorded at fair value, which revaluations are not considered indicative of our core operating performance.
(7)
Relates to net realized and unrealized losses (gains) resulting from the impact of exchange rate changes on transactions denominated in non-functional currencies, which are not considered indicative of our core operating performance.
(8)
Relates to severance-related payments made to terminated employees as a result of a reduction in employee headcount and the departure of certain members of our leadership team, which are not considered indicative of our core operating performance.
(9)
Relates to the revaluation of warrants issued in connection with the 2021 transaction pursuant to which Horizon Acquisition Corporation merged with and into us that entitled Hoya Topco, LLC to purchase common units of Hoya Intermediate, LLC, which revaluations are not considered indicative of our core operating performance.
(10)
Relates to losses incurred in connection with the extinguishment of our former first lien term loan, which are not considered indicative of our core operating performance.
(11)
Relates to the remeasurement and settlement of the TRA liability, which remeasurements and settlements are not considered indicative of our core operating performance.
(12)
Relates to non-cash impairment charges related to our goodwill and certain indefinite-lived intangible assets triggered by the effects of recent declines in our financial performance, near-term outlook, and Class A common stock price, among other factors.